                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              DATATEC SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

              DELAWARE                                   94-2914253
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

 23 Madison Road, Fairfield, New Jersey                     07004
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(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the                If this Form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section             securities pursuant to Section
12(b) of the Exchange Act and is           12(g) of the Exchange Act and is
effective pursuant to General              effective pursuant to General
Instruction A.(c), please check the        Instruction A.(d), please check the
following box                              following box
/ /                                        /X/

Securities  Act  registration  statement file number to which this form relates:

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(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
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                                (Title of Class)

                        Preference Share Purchase Rights
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                                (Title of Class)

            The  undersigned   registrant  hereby  amends  and  supplements  the
following items and exhibits or other portions of its Registration  Statement on
Form 8-A filed with the Securities and Exchange  Commission on July 12, 2000, as
follows:

Item 1.  Description of Securities to be Registered.
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            Item 1 is hereby  amended by appending the  following  paragraphs at the end thereof:

            Effective  April 3, 2002, the Company  amended its Rights  Agreement with Continental Stock Transfer & Trust Company, as rights agent. The Rights
Agreement was amended to exclude  Halifax Fund,  L.P.  ("Halifax")  and Palladin
Opportunity Fund, L.L.C.  ("Palladin") from the definition of "Acquiring Person"
as a result of the execution of a certain  Subordinated  Convertible  Debentures and Warrants  Purchase  Agreement  dated April 3, 2002 by and among the Company,
Halifax  and  Palladin  (the  "Purchase  Agreement")  or  as  a  result  of  any transactions contemplated by the Purchase Agreement.

            This summary  description  of the amendment to the Rights  Agreement does not purport to be complete and is qualified in its entirety by reference to the  Amendment  to Rights  Agreement,  which is  included as Exhibit 4.1 to this registration statement and is incorporated herein by reference.

Item 2.  Exhibits.
         --------

            Item 2 is hereby  amended by adding the following  exhibit  attached hereto:

            4.1 Amendment to Rights Agreement, dated as of April 3, 2002, by and between Datatec Systems, Inc. and Continental Stock Transfer &
                Trust Company.

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                                    SIGNATURE

            Pursuant  to  the  requirements  of  Section  12 of  the  Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 9, 2002                        DATATEC SYSTEMS, INC.

                                            By:    /s/ Isaac J. Gaon
                                                   -----------------------------
                                            Name:  Isaac J. Gaon
                                            Title: Chief Executive Officer

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